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Exhibit 23.6

Data and Consulting Services
1310 Commerce Drive Park Ridge 1 Pittsburgh, PA 15275-1011 Tel: 412-787-5403 Fax: 412-787-2906

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Schlumberger Data & Consulting Services hereby consents to (i) the use of its reports regarding the proved oil and natural gas reserve quantities of North Coast Energy, Inc. ("North Coast") in Note 15 of the consolidated financial statements of North Coast for the years ended December 31, 2002 and 2003 and for the nine month period ended December 31, 2001, included in the Registration Statement on Form S-4 and related Prospectus of EXCO Resources, Inc. and (ii) the reference to its name in the sections of the Prospectus captioned "Business—Our Oil, Natural Gas and NGL Reserves" and "Independent Petroleum Engineers."

                  SCHLUMBERGER DATA & CONSULTING SERVICES

By: Joseph H. Frantz, Jr. Operations Manager Consulting Services Eastern U.S.

Pittsburgh, Pennsylvania
March 19, 2004

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  Exhibit 23.6